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                                                                 EXHIBIT 99.2


                                      June 23, 1999

Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina 27150


To the Board of Directors:

          I hereby consent to being named as a person invited to become a director of Wachovia Corporation ("Wachovia") upon completion of the merger of OFFITBANK Holdings, Inc. with and into Wachovia (the "Merger") in the Registration Statement on Form S-4 filed by Wachovia with the Securities and Exchange Commission in connection with the Merger, and to the filing of this consent as an exhibit to such registration statement.


                                        Sincerely,

                                        /s/ Morris W. Offit
                                        ----------------------------------
                                        Morris W. Offit